UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2017

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement.

T-Mobile USA, Inc. (“T-Mobile USA”), a direct, wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), recently completed the issuance of $3.0 billion in aggregate principal amount of high-yield notes to the Company’s majority stockholder Deutsche Telekom AG (“DT”) pursuant to a purchase agreement, dated as of March 13, 2017, among T-Mobile USA, the guarantors party thereto (including the Company) and DT (the “Purchase Agreement”).

Pursuant to the terms of the Purchase Agreement, on April 27, 2017, T-Mobile USA issued to DT $500.0 million in aggregate principal amount of its 4.000% Senior Notes due 2022-1 (the “Initial 2022 Notes”) for an aggregate purchase price of $500.0 million. T-Mobile USA will use the proceeds from the issuance of the Initial 2022 Notes to redeem callable high-yield notes.

Pursuant to the terms of the Purchase Agreement, on April 28, 2017, T-Mobile USA issued to DT (i) an additional $500.0 million in aggregate principal amount of its 4.000% Senior Notes due 2022-1 (the “Additional 2022 Notes” and, together with the Initial 2022 Notes, the “2022 Notes”), (ii) $1.25 billion in aggregate principal amount of its 5.125% Senior Notes due 2025-1 (the “2025 Notes”) and (iii) $750.0 million in aggregate principal amount of its 5.375% Senior Notes due 2027-1 (the “2027 Notes” and, together with the 2022 Notes and the 2025 Notes, the “Notes”). Concurrently with the issuance, we redeemed through net settlement all of the $1.25 billion outstanding aggregate principal amount of T-Mobile USA’s 6.288% Senior Reset Notes due 2019 and $1.25 billion outstanding aggregate principal amount of T-Mobile USA’s 6.366% Senior Reset Notes due 2020 held by DT (the “DT Exchange Notes”). T-Mobile USA paid DT $158 million for the redemption premium and accrued interest due on the DT Exchange Notes.

T-Mobile USA was not required to pay any upfront fees, underwriting fees, new issuance concession or other consideration to DT in connection the issuance and sale of the Notes.

The Notes were issued pursuant to an Indenture (the “Base Indenture”), dated as of April 28, 2013, among T-Mobile USA, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented by (i) the Twenty-Sixth Supplemental Indenture, dated as of April 27, 2017 (the “Twenty-Sixth Supplemental Indenture”), among T-Mobile USA, the Company, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, with respect to the 2022 Notes, (ii) the Twenty-Seventh Supplemental Indenture, dated as of April 28, 2017 (the “Twenty-Seventh Supplemental Indenture”), among T-Mobile USA, the Company, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, with respect to the 2025 Notes, and (iii) the Twenty-Eighth Supplemental Indenture, dated as of April 28, 2017 (the “Twenty-Eighth Supplemental Indenture”), among T-Mobile USA, the Company, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, with respect to the 2027 Notes (the Base Indenture, as amended and supplemented by each of the Twenty-Sixth Supplemental Indenture, the Twenty-Seventh Supplemental Indenture and the Twenty-Eighth Supplemental Indenture, each an “Indenture” and, collectively, the “Indentures”). The 2022 Notes will bear interest at a rate of 4.000% per year and mature on April 15, 2022. The 2025 Notes will bear interest at a rate of 5.125% per year and mature on April 15, 2025. The 2027 Notes will bear interest at a rate of 5.375% per year and mature on April 15, 2027. T-Mobile USA will pay interest on each series of Notes semiannually in arrears on each April 15 and October 15, commencing October 15, 2017.

The Notes will initially be guaranteed on a senior unsecured basis by the Company and all of T-Mobile USA’s wholly-owned domestic restricted subsidiaries (excluding certain designated special purpose entities, a certain reinsurance subsidiary and immaterial subsidiaries), all of T-Mobile USA’s restricted subsidiaries that guarantee certain of its indebtedness, and any future subsidiary of the Company that directly or indirectly owns any of T-Mobile USA’s equity interests (the “Guarantors”). The Notes and the guarantees will be T-Mobile USA’s and the Guarantors’ senior unsecured obligations and will rank equally in right of payment with all of T-Mobile USA’s and the Guarantors’ existing and future indebtedness and other liabilities that are not by their terms subordinated in right of payment to the Notes and the guarantees, and will rank senior in right of payment to any future indebtedness of T-Mobile USA or any Guarantor that provides by its terms that it is subordinated in right of payment to the Notes and the guarantees. The Notes and the guarantees will be effectively subordinated to all of T-Mobile USA’s and the Guarantors’ existing and future secured indebtedness to the extent of the assets securing such indebtedness, and will be structurally subordinated to all of the liabilities and preferred stock of any of T-Mobile USA’s subsidiaries that do not guarantee the Notes.

If T-Mobile USA experiences specific kinds of changes of control as set forth in the Indentures and any such change of control is accompanied or followed by rating downgrades during a specified period of time after the change of control, each holder of the 2022 Notes, the 2025 Notes or 2027 Notes, as applicable, may require T-Mobile USA to repurchase all or a portion of the 2022 Notes, the 2025 Notes or 2027 Notes, as applicable, so held at a price equal to 101% of the principal amount of such Notes, plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase. In addition, if at any time T-Mobile USA exercises any rights with respect to its March 16, 2017 publicly issued 4.000% Senior Notes due 2022, 5.125% Senior Notes due 2025 or 5.375% Senior Notes due 2027, T-Mobile USA is required to exercise the same rights under the corresponding series of Notes.

The Indentures contain covenants that, among other things, restrict the ability of T-Mobile USA and its restricted subsidiaries to incur more debt, pay dividends and make distributions, make certain investments, repurchase stock, create liens or other encumbrances, enter into transactions with affiliates, enter into agreements that restrict dividends or distributions from subsidiaries, and merge, consolidate or sell, or otherwise dispose of, substantially all of their assets. These limitations are subject to a number of important qualifications and exceptions.

Each Indenture contains customary Events of Default (as defined in each Indenture), including:

•	default for 30 days in the payment when due of interest (including Additional Interest (as defined in each Indenture)) on the Notes of the applicable series;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes of the applicable series; failure by T-Mobile USA to comply with its other obligations under the Indentures, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of T-Mobile USA and certain of its restricted subsidiaries in the aggregate principal amount of $100.0 million or more;

•	specified events involving bankruptcy, insolvency or reorganization of T-Mobile USA or certain of its restricted subsidiaries; and

•	failure by T-Mobile USA or certain of its restricted subsidiaries to pay certain final judgments aggregating in excess of $100.0 million within 60 days of such final judgment.

Upon an Event of Default, the trustee or the holders of at least 25% in aggregate principal amount of the Notes of the applicable series then outstanding may declare all the Notes of such series to be due and payable immediately. In the case of Events of Default relating to bankruptcy, insolvency or reorganization, all outstanding Notes of the applicable series will become due and payable immediately without further action or notice.

The Notes were issued to DT without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Company or T-Mobile USA will not be required to file a registration statement with the Securities and Exchange Commission (the “SEC”) providing for the registration under the Securities Act of the Notes prior to the date that is six months after the respective issuance dates of the Notes.

DT is the Company’s majority stockholder and a holder of a portion of T-Mobile USA’s outstanding debt, as further described in the Company’s periodic reports with the SEC.

This description of the Twenty-Sixth Supplemental Indenture, the Twenty-Seventh Supplemental Indenture and the Twenty-Eighth Supplemental Indenture is a summary only and is qualified in its entirety by the full and complete terms of the Twenty-Sixth Supplemental Indenture, the Twenty-Seventh Supplemental Indenture and the Twenty-Eighth Supplemental Indenture, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 – Termination of a Material Definitive Agreement.

On April 28, 2017, that certain Indenture, dated as of September 21, 2010 (as amended and supplemented through the date hereof), among MetroPCS Wireless, Inc., the guarantors named therein, and Wells Fargo Bank, N.A., as trustee, was terminated.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is also responsive to Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

The following exhibits are provided as part of this Current Report on Form 8-K: (d) Exhibits:

Exhibit	Description

4.1	Twenty-Sixth Supplemental Indenture, dated as of April 27, 2017, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 4.000% Senior Note due 2022-1.

4.2	Twenty-Seventh Supplemental Indenture, dated as of April 28, 2017, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.125% Senior Note due 2025-1.

4.3	Twenty-Eighth Supplemental Indenture, dated as of April 28, 2017, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.375% Senior Note due 2027-1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

April 28, 2017	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1

Twenty-Sixth Supplemental Indenture, dated as of April 27, 2017, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 4.000% Senior Note due 2022-1.

4.2

Twenty-Seventh Supplemental Indenture, dated as of April 28, 2017, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.125% Senior Note due 2025-1.

4.3

Twenty-Eighth Supplemental Indenture, dated as of April 28, 2017, by and among T-Mobile USA, Inc., T-Mobile US, Inc., the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.375% Senior Note due 2027-1.